Exhibit 99.1

IA GLOBAL ANNOUNCES STRATEGIC INITIATIVES FOR 2007

TAMPA, FL March 7, 2007/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) today announced a series of initiatives that are elements of its recently announced strategic shift. IA Global’s strategy aims to devote significant attention to expanding the revenue streams and profitability of its existing investments and to narrowly focus new M&A activities into the Technology, Consumer, Services, and Health sectors. For the remainder of 2007, IA Global has prioritized its target countries for expansion activities as Japan, Australia, Singapore, the Philippines, India, and China.

Emphasizing this strategy, the Company announced that its corporate office will be moving from Tampa, Florida to San Francisco, California during the second quarter of 2007. A new Atlanta, Georgia office will serve as its East Coast headquarters to service the needs of the growing East Coast and Mid West shareholder base. The move to the West Coast emphasizes the Company’s commitment to expanding in the Pacific Rim region. IA Global simultaneously announced that it is registering Branch Offices in Tokyo, Japan and a third Branch Office is to be announced in a major Australian city. The Company’s new Chairman and CEO, Derek Schneideman, will base his activities in Tokyo for the remainder of 2007 to personally drive the growth of its wholly owned subsidiary Global Hotline, and to oversee execution of the Company’s aggressive acquisition plans. These international moves are the first steps IA Global is taking to optimize its worldwide tax structure.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) operates as a holding company, executing to a narrow focused Mergers and Acquisitions strategy in the Pacific Rim region. IA Global intends to aggressively grow its existing business entities with several acquisitions during fiscal 2007. Over time, IA Global expects to establish a broadly based network of subsidiary and majority-owned synergistic and complementary investments in the Japan, Australia, Singapore, the Philippines, India, and China markets. IA Global expects to enhance performance across all business metrics and deliver accelerating shareholder value.

IA Global owns 100% of Global Hotline. Operating exclusively in Japan, Global Hotline Inc.’s multiple call centers undertake telemarketing of telecommunications products and services, and a range of insurance products and services for several major corporations. IA Global owns 36% of Australian Secured Financial Limited which raises funds through the issuance of debentures in Australia and provides short term, secured, real property loans to businesses or investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.